Exhibit 99.2

Unaudited Interim Financial Statements of NeuroBo Pharmaceuticals

Condensed Consolidated Balance Sheet

(in thousands except per share amounts)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash	$21,125	$2,845
Prepaid research and development expenses	—	929
Other current assets	88	34
Total current assets	21,213	3,808
Property and equipment, net	116	3
Operating lease right-of-use asset	121	—
Other long-term assets	32	9
Total assets	$21,482	$3,820

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Deficit
Current liabilities:
Accounts payable	$645	$170
Accrued expenses	699	49
Operating lease liability	21	—
Total current liabilities	1,365	219
Convertible notes payable	144	118
Long-term portion of operating lease liability	100	—
Other long-term liabilities	42	23
Total liabilities	1,651	360

Commitments and contingencies (Note 7)

Redeemable convertible preferred stock (Series A and B), $.0001 par value per share; 12,000,000 shares authorized and 7,230,000 issued and outstanding as of September 30, 2019 (unaudited), and 4,200,000 shares authorized, issued and outstanding at December 31, 2018; aggregate liquidation preference of $41,040 and $16,800 as of September 30, 2019 (unaudited) and December 31, 2018, respectively	40,912	16,746

Stockholders' deficit:
Common stock, $.0001 par value per share; 50,000,000 shares authorized as of September 30, 2019 (unaudited) and 45,800,000 shares authorized as of December 31, 2018; 4,520,000 shares issued and outstanding as of September 30, 2019 (unaudited) and December 31, 2018	—	—
Additional paid-in capital	2,459	2,266
Accumulated other comprehensive income	—	2
Accumulated deficit	(23,540)	(15,554)
Total stockholders' deficit	(21,081)	(13,286)

Total liabilities, redeemable convertible
preferred stock, and stockholders' deficit	$21,482	$3,820

See accompanying notes to unaudited interim condensed consolidated financial statements

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands except share and per share amounts)

	Nine Months Ended
	September 30,
	2019	2018
Operating expenses:
Research and development	$3,898	$10,125
General and administrative	4,085	900
Total operating expenses	7,983	11,025
Loss from operations	(7,983)	(11,025)

Other income (expense), net:
Interest expense	(45)	(28)
Other income (expense), net	42	(1)
Total other income (expense), net	(3)	(29)
Net loss	$(7,986)	$(11,054)

Net loss per share, basic and diluted	$(1.77)	$(3.20)

Weighted average common shares outstanding, basic and diluted	4,520,000	3,449,231

Comprehensive loss:
Net loss	$(7,986)	$(11,054)
Other comprehensive income (loss):
Foreign currency translation adjustment	(2)	2
Total other comprehensive income (loss)	(2)	2
Comprehensive loss	$(7,988)	$(11,052)

See accompanying notes to unaudited interim condensed consolidated financial statements

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit

Nine Months Ended September 30, 2019

(Unaudited)

(in thousands except share amounts)

	Redeemable					Accumulated
	Convertible				Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	(Deficit)
Balance at December 31, 2018	4,200,000	$16,746	4,520,000	$—	$2,266	$2	$(15,554)	$(13,286)
Issuance of Series B redeemable convertible preferred stock, net of issuance costs of $74	3,030,000	24,166						—
Stock-based compensation expense					193			193
Foreign currency translation adjustment						(2)		(2)
Net loss	(7,986)	(7,986)
Balance at September 30, 2019 (unaudited)	7,230,000	$40,912	4,520,000	$—	$2,459	$—	$(23,540)	$(21,081)

Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit

Nine Months Ended September 30, 2018

(Unaudited)

(in thousands except share amounts)

	Redeemable					Accumulated
	Convertible				Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	(Deficit)
Balance at December 31, 2017	—	$—	2,000,000	$—	$50	$—	$(25)	$25
Issuance of Series A redeemable convertible preferred stock, net of issuance costs of $54	4,200,000	16,746						—
Beneficial conversion feature related to convertible notes					401			401
Issuance of common stock in exchange for in process research and development			2,520,000	—	1,815			1,815
Foreign currency translation adjustment						2		2
Net loss							(11,054)	(11,054)
Balance at September 30, 2018 (unaudited)	4,200,000	$16,746	4,520,000	$—	$2,266	$2	$(11,079)	$(8,811)

See accompanying notes to unaudited interim condensed consolidated financial statements

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2019	2018
	(unaudited)
Cash flows from operating activities:
Net loss	(7,986)	(11,054)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5	—
In process research and development acquired for common stock	—	1,815
Amortization of operating lease right-of-use asset	5	—
Non-cash interest expense	45	28
Stock-based compensation expense	193	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	875	(1,570)
Other long-term assets	(23)	(9)
Accounts payable	475	193
Accrued expenses	650	56
Net cash used in operating activities	(5,761)	(10,541)

Cash flows from investing activities:
Purchases of property and equipment	(118)	(3)
Net cash used in investing activities	(118)	(3)

Cash flows from financing activities:
Gross proceeds from issuance of Series A redeemable	—	16,800
convertible preferred stock
Gross proceeds from issuance of Series B redeemable	24,240	—
convertible preferred stock
Issuance costs for preferred stock	(74)	(54)
Proceeds from issuance of convertible notes		500
Net cash provided by financing activities	24,166	17,246

Net increase in cash and cash equivalents	18,287	6,702
Effect of exchange rate changes on cash	(7)	5
Cash, beginning of period	2,845	50
Cash, end of period	21,125	6,757

Supplemental disclosure of noncash items:
Beneficial conversion feature related to convertible notes		401
In process research and development acquired for common stock		1,815
Operating lease right-of-use asset obtained in exchange for operating lease	128

See accompanying notes to unaudited interim condensed consolidated financial statements

Notes to unaudited interim condensed consolidated financial statements

1. Organization and description of business

NeuroBo Pharmaceuticals, Inc. and subsidiary (the "Company" or "NeuroBo") is a clinical-stage biotechnology company focused on developing novel, plant-based pharmaceuticals to treat neurodegenerative disorders. NeuroBo is currently focused on the development of a treatment for Painful Diabetic Neuropathy, or PDN, with its lead product candidate, NB-01, expected to commence Phase 3 clinical development as a first-line, disease modifying treatment for PDN in the first half of 2020. NeuroBo's second product candidate, NB-02, is in development for the treatment of Alzheimer's Disease ("AZ") and other tauopathies, which are neurodegenerative diseases associated with the pathological accumulation of a protein known as tau in the human brain.

The Company was incorporated in the state of Delaware on July 25, 2017 but commenced significant operations in 2018. Those operations have consisted principally of performing research and development activities, clinical development and raising capital. The Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding before sustainable revenues and profit from operations are achieved.

On July 24, 2019, Gemphire Therapeutics (“Gemphire”) and NeuroBo Pharmaceuticals, Inc. entered into a definitive agreement (the “Merger Agreement”), which was amended on October 29, 2019. The merger closed on December 30, 2019, whereby NeuroBo merged with a wholly-owned subsidiary of Gemphire in an all-stock transaction (the “Merger”). Upon completion of the Merger, Gemphire changed its name to NeuroBo Pharmaceuticals, Inc., and changed its ticker symbol on the Nasdaq Capital Market to "NRBO". The merged company will focus on the development of NeuroBo's clinical-stage drug candidates for the treatment of neurodegenerative diseases.

The condensed consolidated financial statements of the Company include its fully owned South Korean subsidiary, NeuroBo Co., LTD. All significant intercompany accounts and transactions have been eliminated in the preparation of the condensed financial statements.

Going Concern

From its inception through September 30, 2019, the Company has devoted substantially all of its efforts to drug discovery and development and conducting clinical trials. The Company has a limited operating history and the sales and income potential of the Company's business and market are unproven. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company's cost structure. As of September 30, 2019 and December 31, 2018, the Company had $21.1 million and $2.8 million, respectively, in cash. The Company has experienced net losses and negative cash flows from operating activities since its inception and had an accumulated deficit of $23.5 million and $15.6 million, respectively, as of September 30, 2019 and December 31, 2018.

To date, the Company has raised capital principally through the issuance of convertible notes and private placements of redeemable convertible preferred stock. The Company has raised a total of $16.8 million from the issuance of Series A redeemable convertible preferred stock through December 31, 2018, and $24.2 million from the issuance of Series B redeemable convertible preferred stock in May and June 2019.

The Company will need to continue to raise a substantial amount of funds until it is able to generate revenues to fund its development activities. As a result, the Company believes that there is substantial doubt about its ability to continue as a going concern for one year after the date these condensed consolidated financial statements are released.

The determination as to whether the Company can continue as a going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company expects to continue to incur net losses and negative cash flows from operations into the foreseeable future. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company's cost structure. The Company has incurred net losses since inception and has relied on its ability to fund its operations through debt and equity financings. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of liabilities in the normal course of business.

The Company believes that its existing cash will be sufficient to fund its operations into the third quarter of 2020. The Company plans to continue to fund its losses from operations and capital funding needs through a combination of equity offerings, debt financings, or other sources, potentially including collaborations, licenses and other similar arrangements. There can be no assurance that the Company will be able to obtain any sources of financing on acceptable terms, or at all. To the extent that the Company can raise additional funds by issuing equity securities, the Company's stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company's ability to conduct its business.

2. Basis of presentation and summary of significant accounting policies

Basis of presentation and consolidation principles

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

On August 11, 2019 the Company's board of directors and stockholders approved an amendment to the restated certificate of incorporation to effect a ten thousand-for-one (10,000-for-1) stock split of the Company's common stock, options for common stock, and convertible preferred stock. The par value and the authorized shares of the common and convertible preferred stock were adjusted accordingly as a result of the stock split. All issued and outstanding common stock, options for common stock, and convertible preferred stock, as well as the exercise price of each option for common stock and the conversion price for convertible preferred stock, have been retroactively adjusted to reflect this stock split for all periods presented. All of the share and per share amounts have been adjusted, on a retroactive basis, to reflect this ten thousand-for-one (10,000-for-1) stock split.

Unaudited interim financial statements

The accompanying interim condensed consolidated balance sheet as of September 30, 2019, the condensed consolidated statements of operations and cash flows for the nine months ended September 30, 2018 and 2019 and the condensed consolidated statement of convertible preferred stock and stockholders' deficit for the nine months ended September 30, 2018 and September 30, 2019 and the related condensed consolidated footnote disclosures are unaudited and should be read in conjunction with the Company’s audited financial statements provided in the S-4. In management's opinion, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company's financial position as of September 30, 2019 and its results of operations and cash flows for the nine months ended September 30, 2018 and 2019 in accordance with U.S. GAAP. The results for the nine months ended September 30, 2019 are not necessarily indicative of the results expected for the full fiscal year or any other interim period.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, expenses, and related disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. The most significant estimates in Company's condensed consolidated financial statements relate to accrued expenses, and the fair value of stock-based compensation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgements about the carrying values of assets and liabilities. Actual results could differ from those estimates. Changes in estimates are reflected in reported results in the period in which they become known.

Net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for potentially dilutive securities if their effect is antidilutive. Diluted net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding for the period determined using the treasury- stock and if-converted methods. Dilutive common stock equivalents are comprised of convertible preferred stock, convertible notes payable, and options outstanding under the Company's stock option plan. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities would be antidilutive.

Potentially dilutive securities not included in the calculation of diluted net loss per share because to do so would be anti-dilutive are as follows (in common stock equivalent shares):

	As of September 30,
	2019	2018
Series A preferred stock	4,200,000	4,200,000
Series B preferred stock	3,030,000	—
Convertible promissory notes	1,353,767	1,291,267
Outstanding stock options	840,000	—
Total	9,423,767	5,491,267

Fair Value of common stock

In the absence of a public trading market, and as a development stage company with no significant revenues, the Company believes that it is appropriate to consider a range of factors to determine the fair value of the common stock at each grant date. In determining the fair value of its common stock, the Company uses methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants' (AICPA) Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation (the "AICPA Practice Guide"). The valuations of NeuroBo common stock were prepared using a hybrid method, which used market approaches to estimate the enterprise value of NeuroBo. The hybrid method is a probability-weighted expected return method ("PWERM"), where the equity value in one or more of the scenarios is calculated using an option pricing method, or ("OPM"). The PWERM is a scenario-based methodology that estimates the fair value of common stock based upon an analysis of future values for NeuroBo, assuming various outcomes. The common stock value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of stock. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. A discount for lack of marketability of the common stock is then applied to arrive at an indication of value for the common stock. The OPM treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company's securities changes. Under this method, the common stock has value only if the funds available for distribution to stockholders exceeded the value of the preferred stock liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. In addition, the Company considered various objective and subjective factors, along with input from an independent third-party valuation firm. The factors included (1) the achievement of technical and operational milestones by the Company; (2) the status of strategic relationships with collaborators; (3) the significant risks associated with the Company's stage of development; (4) capital market conditions for life science companies, particularly similarly situated, privately held, early-stage life science companies; (5) the Company's available cash, financial condition, and results of operations; (6) the most recent sales of the Company's preferred stock to the extent they were with outside parties; and (7) the preferential rights of the outstanding preferred stock.

Leases

In the first quarter of 2019, the Company adopted Accounting Standards Update  (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The Company assesses its contracts at inception to determine whether the contract contains a lease, including evaluation of whether the contract conveys the right to control an explicitly or  implicitly identified asset for a period of time. The Company has recognized right-of-use assets and lease liabilities that represent the net present value of future operating lease payments utilizing a discount rate corresponding to the Company’s incremental borrowing rate and amortizing over the remaining terms of the leases. For operating leases of a short-term nature, i.e., those with a term of less than twelve months, the Company recognizes lease payments as an expense on a straight-line basis over the remaining lease term. See the Recently Adopted Accounting Pronouncements below for additional information related to the adoption of this guidance.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board ("FASB") or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its condensed consolidated financial position or results of operations upon adoption.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting ("ASU 2018-07"). This new guidance expands the scope of ASC 718, Compensation—Stock Compensation (ASC 718) to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity's own operations and supersedes the guidance in ASC 505-50, Equity-Based Payments to Non-Employees (ASC 505-50). Equity-classified nonemployee awards are measured on the grant date, rather than on the earlier of (1) the performance commitment date or (2) the date at which the nonemployee's performance is complete. Awards to nonemployees are measured by estimating the fair value of the equity instruments to be issued, rather than the fair value of the goods or services received or the fair value of the equity instruments issued, whichever can be measured more reliably. Entities may use the expected term to measure nonemployee options or elect to use the contractual term as the expected term, on an award-by-award basis. The Company adopted ASU 2018-07 in the first quarter of 2019. There was no impact on the Company's financial statements as a result of the adoption of this guidance.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”) which establishes new accounting and disclosure requirements for leases. ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset ("ASU 2016-02"). The Company adopted ASU 2016-02 in the first quarter of 2019 using the effective date approach to recognize and measure leases as of the adoption date. The Company has elected to utilize the available practical expedient to not separate lease components from non-lease components as well as the package of practical expedients that allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any existing leases as of the adoption date. The Company also made an accounting policy election to recognize lease payment as an expense on a straight-line basis over the lease term for the short-term leases.

3. Balance Sheet Details

Other current assets consist of the following (in thousands):

	September 30,	December 31,
	2019	2018
Other prepaid expenses	$85	$22
Prepaid rent	2	—
Prepaid insurance	1	12
	$88	$34

Accrued expenses consist of the following (in thousands):

	September 30,	December 31,
	2019	2018
Accrued external research and development costs	$373	$—
Accrued professional services	155	12
Accrued compensation costs	141	20
Other accrued expenses	30	17
	$699	$49

4. Common Stock and Redeemable Convertible Preferred Stock

Common Stock

As of September 30, 2019, and December 31, 2018, 50,000,000 and 45,800,000 shares, respectively, of common stock were authorized for issuance and 4,520,000 shares were issued and outstanding. The voting, dividend, and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock. The holders of the common stock are entitled to one vote for each share of common stock held at all meetings of stockholders.

Common Stock Reserved for Future Issuance

Common stock reserved for future issuance is as follows:

	September 30,	December 31,
	2019	2018
Shares reserved for conversion of Series A Preferred Stock outstanding	4,200,000	4,200,000
Shares reserved for conversion of Series B Preferred Stock outstanding	3,030,000	—
Shares reserved for conversion of convertible preferred notes	1,353,767	1,307,020
Shares reserved for exercise of outstanding stock options under the 2018 Stock Plan	840,000	—
Shares reserved for future issuance under the 2018 Stock Plan	470,377	1,002,702
	9,894,144	6,509,722

Preferred Series A and B Financing (in thousands except share amounts)

In April 2018, the Company sold and issued in a private placement 4,200,000 shares of Series A redeemable convertible preferred stock at $4.00 per share, raising $16,800 in gross proceeds and during May and June 2019, the Company sold and issued preferred stock at $8.00 per share, raising $24,240 in gross proceeds.

5. Convertible Promissory Notes (in thousands except share amounts)

In February 2018, the Company received a total of $500 from the issuance of convertible promissory notes (the "Convertible Notes") from the Company's current stockholders. The Convertible Notes have an original maturity date of December 31, 2022. The lenders have the option to convert all of the then-unpaid note balance including principal and accrued but unpaid interest into common stock, at a conversion price of $0.40 per share after the earlier of (A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company in the United States of America or similar registration in the Republic of Korea, or (B) January 1, 2020. On October 23, 2019, the lenders entered into agreements with NeuroBo pursuant to which the Convertible Notes converted into NeuroBo common stock at the closing of the Merger at a conversion price equal to $0.40 per share.

The Convertible Notes accrue interest at a rate of 5.00% per annum. The Company recorded related interest expense of $19 and $16 for the nine months ended September 30, 2019 and September 30, 2018, respectively.

The fair value of the common stock, as determined using an option pricing model consistent with the AICPA Practice Guide, was in excess of the conversion price of the Convertible Notes. Accordingly, the Company recorded a $401 beneficial conversion feature, based on the intrinsic value of the conversion feature, which resulted in a debt discount with a corresponding amount to additional paid in capital. The debt discount is being amortized over the life of the note using the effective interest method as an additional interest expense. The Company recorded interest expense of $26 and $12 for the nine months ended September 30, 2019 and September 30, 2018, respectively, related to the amortization of the debt discount.

On October 15, 2019, JK Biopharma Solutions, Inc. entered into assignment agreements with The E&Healthcare Investment Fund II, The E&Healthcare Investment Fund No.6 and The E&Healthcare Investment Fund No.7, shareholders of the Company, to transfer $200 of the $400 in aggregate principal amount of Convertible Notes owned by JK Biopharma Solutions, Inc. pursuant to the assignment agreements. The E&Healthcare Investment Fund II received $116 in principal amount of Convertible Notes, The E&Healthcare Investment Fund No.6 received $32 in principal amount of Convertible Notes and The E&Healthcare Investment Fund No.7 received $52 in principal amount of Convertible Notes.

6. Stock-Based Compensation (in thousands except share amounts)

2018 Stock Plan

In December 2018, the Company adopted the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan (the "Plan"). The Plan provides for the grant of stock options, restricted stock and other equity awards of the Company's common stock to employees, officers, consultants, and directors. Options expire within a period of not more than ten years from the date of grant. Options were granted to three non-employee consultants in January 2019 with both service and performance conditions. The options with service conditions vest quarterly over a period between one year and fifteen months.

The maximum aggregate number of shares of stock to be reserved under the Plan is ten percent (10%) of the outstanding shares of common stock, at any given point in time, on a fully diluted basis. As of September 30, 2019, 1,310,377 shares were allocated to the Plan; 840,000 shares were reserved for the exercise of outstanding stock options and 470,377 shares were reserved for future issuance.

A summary of the Company's stock option activity is as follows (in thousands, expect share and per share data):

			Weighted
			Average	Aggregate
	Number	Weighted	Contractual	Intrinsic
	of	Average	Term	Value
	Shares	Exercise Price	(in years)	(in thousands)
Outstanding as of December 31, 2018	—	—	—	—
Granted	840,000	$0.72	9.3	$2,159
Exercised	—
Forfeited	—

Outstanding as of September 30, 2019 (unaudited)	840,000	$0.72	9.3	$2,159

Options vested or expected to vest as of September 30, 2019 (unaudited)	840,000	$0.72	9.3	$2,159
Options exercisable as of September 30, 2019 (unaudited)	170,000	$0.72	9.3	$437

The aggregate intrinsic values of options outstanding, vested and exercisable were calculated as the difference between the exercise price of the options and the estimated fair value of the Company's common stock of $3.29 per share as of September 30, 2019.

The fair values of the stock options granted under the Plan during 2019 were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Nine Months Ended
September 30, 2019
(unaudited)
Expected volatility	75.00%
Risk-free interest rate	2.75%
Expected dividend yield	—%
Expected life (in years)	10.00

Risk-free interest rate.  The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term of the awards.

Expected volatility.   Since the Company is not yet a public company and does not have a trading history for its common stock, the expected volatility assumption is based on volatilities of a peer group of similar companies whose share prices are publicly available. The peer group was developed based on companies in the biotechnology industry. The Company will continue to apply this process until enough historical information regarding the volatility of its own stock price becomes available.

Expected term.  The expected term represents the period that options are expected to be outstanding. Because the Company does not have historical exercise behavior, it determines the expected life assumption for employee grants using the simplified method which is an average of the contractual term of the option and its vesting period. For non-employee option grants, the Company estimates the expected term of the option to be equal to the contractual term of the option based on the accounting guidance.

Expected dividend yield.  The Company bases the expected dividend yield assumption on the fact that it has never paid cash dividends and has no present intention to pay cash dividends, therefore, the Company used an expected dividend yield of zero.

Stock-based compensation expense recognized for all equity awards has been reported in the condensed consolidated statements of operations as follows (in thousands):

Nine Months Ended
September 30, 2019
Research and development expenses	$115
General and administrative expenses	78
$193

No stock options were issued to employees for the nine months ended September 30, 2019, accordingly, the table above includes only stock-based compensation expense for non-employees. The weighted-average grant date fair value of option grants for the nine months ended September 30, 2019 was $0.57 per share. As of September 30, 2019, the total compensation expense related to non-vested options not yet recognized was $226 and is expected to be recognized over a weighted average term of 0.4 years.

7. Commitments and Contingencies

Operating Leases (in thousands)

In April 2018, the Company entered a non-cancelable operating lease for its headquarters in Boston, MA (the “Boston Lease”) expected to end in May 2019. The lease was subsequently amended, and the term was extended to August 2019 with an option to extend the term on a month-to-month basis. The Company exercised the option and extended the lease term on a month-to-month basis through January 15, 2020. The lease is subject to base lease payments and additional charges for common costs related to usage of shared space. Due to its short-term nature, the

Company recognizes lease payments as an expense on a straight-line basis over the remaining lease term. For the nine months ended September 30, 2019, the Boston Lease expense was $93. For the nine months ended September 30, 2018, the Boston Lease expense was $41.

In May 2019, the Company entered a non-cancelable operating lease for its new facility in Korea (the “Korea Lease”). The initial lease term is five years with an option to renew for an additional five-year term. The lease commenced on July 2, 2019 and expires on July 1, 2024. The operating lease is subject to a deposit, base rent payments and additional charges for utilities and other common costs. In the third quarter of 2019, the Company recognized a right-of-use asset of $126 as well as a lease liability of $20 in other current liabilities and $106 in other non-current liabilities in conjunction with the commencement of the lease. The Company’s lease liability represents the net present value of future lease payments utilizing a discount rate of 10%, which corresponds to the Company’s incremental borrowing rate. As of September 30, 2019, the weighted average remaining lease term was 4.8 years. For the nine months ended September 30, 2019, the Company recorded non-cash expense of $5 related to the Korea Lease. During the nine months ended September 30, 2019, the Company made cash payments of $8 for amounts included in the measurement of lease liabilities.

In September 2019, as amended, the Company entered a non-cancelable operating lease for its new corporate headquarters located in Boston, Massachusetts (“New Boston Lease”). The agreement, effective January 16, 2020, has a two-year term, and rental costs of $49 per month. No assets and liabilities were recognized for the New Boston Lease at September 30, 2019.

The following table reconciles the undiscounted lease liabilities to the total lease liabilities recognized on the unaudited condensed consolidated balance sheet as of September 30, 2019 (in thousands):

Undiscounted lease liabilities for the:
Three Months Ending December 31, 2019	$8
Year Ending December 31, 2020	32
2021	32
2022	32
2023	32
Thereafter	16
Total undiscounted lease liabilities	$152
Less effect of discounting	(31)
Total lease liabilities	$121

As of
September 30,
2019
Other current liabilities	$21
Other non-current liabilities	100
Total lease liabilities	$121

Future minimum lease payments at December 31, 2018 were as follows:

Year Ending December 31
2019	$57
Total future minimum lease payments	$57

Xiehecheng Cultivation Service Agreement

On September 1, 2018, the Company entered into a cultivation service agreement with Xiehecheng Chinese Herm Limited Corporation for the cultivation of two plants used to manufacture the Company's lead clinical asset, NB-01.

As of September 30, 2019, future minimum payments under the agreement, which is cancellable annually at the end of each research year, are as follows (in thousands):

Three Months Ending December 31, 2019	$66
Year Ending December 31, 2020	220
2021	220
2022	220
$726

Advisory Agreement (in thousands)

On October 16, 2018, the Company entered into an agreement with Consilium Partners LLC for advisory services related to a certain type of transaction that would require the Company to pay the investment bank a success fee of $600 less 50% of fees paid under the advisory service agreement through the success date. Additionally, the investment bank is eligible for additional compensation based on certain metrics inherent in such transaction. As of September 30, 2019, the Company has accrued a success fee of $485.

Contingencies

From time to time, the Company may be subject to various claims and suits arising in the ordinary course of business. The Company does not expect that the resolution of these matters will have a material adverse effect on its financial position or results of operations.

8. Subsequent events

Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

On November 20, 2019 the Company exercised its lease option on the Boston Lease to extended the lease term on a month-to-month basis through January 15, 2020.

On November 20, 2019 the Company amended its New Boston Lease to amend the effective date to January 16, 2020.

On December 17, 2019, the Company removed John Brooks as the Company’s CEO.  Effective December 17, 2019, the Company terminated the consulting agreement with Healthcare Capital LLC pursuant to which Mr. Brooks was engaged to serve as the Company’s CEO.

On December 30, 2019, the Company completed its business combination with Gemphire Therapeutics Inc. (“Gemphire”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 24, 2019, as amended on October 29, 2019, by and among the Company, Gemphire and GR Merger Sub, Inc. (Merger Sub), a Delaware corporation and a wholly owned subsidiary of Gemphire, pursuant to which, among other matters, Merger Sub merged with and into the Company, with the Company continuing as a wholly-owned subsidiary of Gemphire and the surviving corporation of the merger (“the Merger”).  Upon completion of the Merger, Gemphire changed its name to NeuroBo Pharmaceuticals, Inc. (and changed its ticker symbol on the Nasdaq Capital Market to "NRBO”), and the Company changed its name to NeuroBo Therapeutics, Inc.

On December 30, 2019, in connection with the Merger, the Company, Grand Rapids Holders’ Representative, LLC, as representative of Gemphire’s stockholders prior to the Merger, and Computershare Inc. and Computershare Trust Company, N.A. as the rights agent, entered into a Contingent Value Rights Agreement (the “CVR Agreement”). For a description of the terms and conditions of the CVR Agreement, refer to “Agreements Related to the Merger—CVR Agreement” in the Company’s prospectus/definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 6, 2019.

On January 13, 2020, each of the Company’s six non-employee directors was granted an option to purchase 60,000 shares of common stock, which vests in a series of 36 equal monthly installments, subject to the director’s continuous service through each monthly vesting date, and will vest in full upon the consummation of a Corporate Transaction (as defined in the 2019 Equity Incentive Plan).